Exhibit 1



                                3,000,000 Shares

                       Baltimore Gas and Electric Company

                                  Common Stock

                         Form of Sales Agency Agreement


                                                     __________, 1998

Smith Barney Inc.
390 Greenwich Street
New York, NY  10013


Ladies and Gentlemen:

         The undersigned, Baltimore Gas and Electric Company, a Maryland corporation (the "Company"), hereby confirms its agreement with Smith Barney Inc. (the "Agent") as follows:

         1. Issuance and Sale of Common Stock. The Company has authorized by appropriate corporate action and proposes to issue and sell in the manner contemplated by this Agreement up to 3,000,000 shares (the "Shares") of its Common Stock (the "Common Stock"), having the terms and provisions set forth in the Charter of the Company restated as of August 16, 1996, (a copy of which has heretofore been delivered to the Agent) and summarized in the Prospectus hereinafter mentioned. Subject to the terms and conditions stated in this Agreement, the Company hereby (a) appoints the Agent as its exclusive sales agent for the purpose of soliciting purchases of the Shares from the Company by others and (b) agrees that whenever it determines to sell Shares directly to the Agent as principal for resale to others, it will enter into a Terms Agreement (as defined in Section 2(b) hereof) with the Agent relating to such sale in accordance with Section 2(b) hereof.

         2. Solicitations as Agent; Purchases as Principal. (a) Solicitations as Agent. On the basis of the representations and warranties herein contained, but subject to the terms and conditions herein set forth, the Agent agrees, as an

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agent of the Company,  to use its  reasonable  best efforts to solicit offers to purchase the Shares. The Agent and the Company agree that such solicitations, and offers for the sale of the Shares, shall commence upon receipt of, and shall be made in accordance with, written instructions from the Company to the Agent (which shall be substantially in the form of Exhibit A hereto and which may take the form of an exchange of any standard form of written telecommunication between the Agent and the Company) and shall continue until such time as the Company has instructed the Agent that such solicitations and offers shall be suspended in accordance with Section 8 hereof. The Company reserves the right, in its sole discretion, to instruct the Agent, at any time and from time to time after the Commencement Date (as defined in Section 7 hereof), to so commence or suspend such solicitations and offers for any period of time or permanently in accordance with the provisions of this Agreement.

         In soliciting purchases of the Shares from the Company by others (including customers of the Agent), the Agent will be acting for the Company and not as principal. The Agent, as the exclusive agent for the offer and sale of the Shares, will use its reasonable best efforts to sell the Shares on behalf of the Company as contemplated hereby; provided, however, that it is understood by the Company that the Agent has no obligations to find purchasers of the Shares and that the Agent in its sole discretion, upon notice thereof to the Company, can suspend from time to time its efforts in offering for sale, and soliciting purchases of, the Shares. In any transaction where the Agent has acted as agent for the Company and has not purchased as principal, the Agent will use its reasonable best efforts to obtain performance by each purchaser of Shares from the Company, but the Agent will not have liability to the Company in the event any such purchase is not consummated for any reason except as may be otherwise provided by any applicable regulations and rules of the Exchanges (as defined in
Section 3(a) (i) hereof) on which the transaction was executed and except that the Agent will complete the purchase in accordance with the customs of the Exchanges in the case of transactions in which the Agent has also acted as broker for the purchaser. The Company also understands that under no circumstances shall the Agent be obligated to purchase any Shares for its own account, except (i) pursuant to a Terms Agreement, (ii) as provided in the preceding sentence and (iii) except to the extent that the Agent has acted as a principal in purchasing a portion of a block as contemplated by Section 3
(a)(ii) hereof, or has made a firm commitment with the Company in connection with an offering or distribution of the type contemplated by Section 3(a) (iii)

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hereof that has been  expressly  authorized  by the Company and agreed to by the
Agent.

         (b) Purchases as Principal. Each sale of Shares to the Agent as principal for resale to others shall be made in accordance with the terms of this Agreement and, except for purchases made in accordance with the customs of the Exchanges in the case of transactions in which the Agent has also acted as broker for a purchaser and in the case of transactions permitted by Section 3(a)
(ii) hereof, a separate agreement that will provide for the sale of such Shares to, and the purchase and reoffering thereof by, the Agent. Each such separate agreement (which shall be substantially in the form of Exhibit B hereto and which may take the form of an exchange of any standard form of written telecommunication between the Agent and the Company) is herein referred to as a "Terms Agreement". The Agent's commitment to purchase Shares pursuant to any Terms Agreement shall be deemed to have been made on the basis of the representations and warranties of the Company herein contained and shall be subject to the terms and conditions herein set forth. Unless expressly authorized by the Company in the Terms Agreement, or as otherwise provided herein, the Agent will not be authorized to utilize a selling or dealer group in connection with the resale of the Shares purchased. Such Terms Agreement shall also specify the requirements for the opinions of counsel, comfort letter and officer's certificate pursuant to Sections 7(b), 7(c), 7(d) and 7(e), respectively, hereof.

         3. Manner of Offer and Sale. (a) Method of Offer and Sale. The Shares may be offered and sold by any of the following methods:

                  (i) Ordinary Brokers' Transactions. The Shares may be offered and sold by the Agent in ordinary regular-way transactions in the auction market on the floor of the New York Stock Exchange, Inc. (the "NYSE") or any other stock exchange on which the Common Stock may be listed or admitted to trading (the NYSE, together with such other stock exchanges, the "Exchanges").

                  (ii) Block Transactions. The Agent may solicit offers to purchase Shares, and offer Shares for sale, in transactions on the Exchanges in "crosses" of blocks where the Agent acts as broker for the buyers in addition to acting as agent for the Company. It is understood

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         that on occasion the Agent may also act as a principal and purchase for its own account, with the consent of the Company, a portion of the Shares being sold in the cross of a block. The Agent may also offer and sell Shares in block transactions on the Exchanges in which other broker-dealers are acting as broker for all or some of the buyers of the Shares being sold in such transactions. In the discretion of the Agent, the Agent may also sell Shares in block transactions to one or more broker-dealers purchasing such Shares, or a portion of such Shares, as principal for their own account, with the consent of the Company. Any of the transactions contemplated by this Section 3(a) (ii) may be executed in the over-the-counter market, with broker-dealers who are not members of the Exchanges or otherwise, provided that the Agent has obtained any necessary permission from officials of the Exchanges or such transactions are otherwise in compliance with the rules of the Exchanges.

                  (iii) Fixed Price Offerings. With the prior authorization of the Company, and any necessary permission from officials of the Exchanges, the Agent may conduct fixed price offerings off the floor of the Exchanges, in which the Agent has committed to purchase as principal the Shares involved in such offerings and dealers selected by the Agent participate in the resale of such Shares. With the prior authorization of the Company, the Agent may also conduct "special offerings" or "exchange distributions" of Shares on the NYSE in accordance with Rule 391 and Rule 392, respectively, of the NYSE or on any one or more of the other Exchanges in accordance with the appropriate rules of such other Exchanges. It is understood that the terms of "fixed price offerings," "special offerings" and "exchange distributions" contemplated by this Section 3(a) (iii) will in each case be subject to the prior approval of the Company.

         (b) Market Prices. The Company understands that sales of Shares will be made at market prices prevailing at the time of sale in the case of transactions on the Exchanges and at prices negotiated by the Agent and related to prevailing market prices in the case of over-the-counter transactions; provided, however, that the price per share to be paid to the Company for the Shares shall be in compliance with the terms of this Agreement and the Procedures.

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         (c) Discounts, Commissions,  Concessions, Etc. The Company will (i) pay to the Agent, on each Settlement Date (as defined in Section 4) in respect of the sale of any Shares solicited by the Agent, in same day funds, commissions for its services in acting as agent for the Company in the sale of such Shares in an amount per share to be negotiated as provided in the Procedures (as defined in Section 3(e) hereof) for the types of transactions involved (but not, in any event, to exceed $0.05 per share) (it being understood that the Company and the Agent may agree upon payment for such commissions in such other manner as they may determine in accordance with the Procedures) and (ii) pay the reasonable fees and expenses of Cahill Gordon & Reindel ("Counsel for the Agent") in connection with the offer and sale of the Shares. Discounts, commissions, concessions, the offering price and other terms of offerings or distributions referred to in Sections 2(b) and 3(a) hereof will be agreed upon by the Company and the Agent prior to any such offering or distribution. The Company understands and agrees that, in any sale of Shares where the Agent is also acting as broker for a buyer of Shares, the Agent may also receive a brokerage commission from the buyer in any amount negotiated by the Agent and such buyer.

         (d) Authorized Actions. The Company agrees that, concurrently with the offer and sale of Shares on behalf of the Company as contemplated by this Agreement, the Agent may (i) act as broker for the sale of shares of Common Stock by customers other than the Company, (ii) to the extent permitted by the rules and regulations of the Securities and Exchange Commission (the "Commission") under the Securities Exchange Act of 1934, (the "Exchange Act"), solicit the sale of shares of Common Stock by customers other than the Company through the Agent as broker for the seller, solicit the sale of shares of Common Stock by customers other than the Company to the Agent as principal and solicit offers to purchase shares of Common Stock and (iii) offer and sell as principal for its own account Shares that the Agent has purchased from the Company as contemplated by Sections 2(b) and 3(a) (ii) or shares of Common Stock that the Agent has otherwise acquired in transactions permitted by this Agreement.

         (e) Procedures. Procedural details relating to the offer and sale of the Shares, and the issue and delivery of the Shares and payment for the Shares, are set forth in the Common Stock Procedures attached hereto as Exhibit C (the "Procedures"). The Agent and the Company each agree to perform the respective

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duties and  obligations to be performed by them as provided in the Procedures as amended from time to time. The Procedures may be amended only by a written agreement of the Company and the Agent. The Agent agrees that the number of Shares to be offered and sold from time to time, and the prices at which Shares are to be offered and sold, will be in compliance with limitations established by the Company with the Agent in accordance with the Procedures.

         (f) Compliance with Laws and Regulations. The Agent agrees that in carrying out the transactions contemplated by this Agreement, it will observe and comply with (i) all applicable securities laws, regulations, rules and ordinances of any jurisdiction in which the Shares may be offered, sold or delivered and (ii) all applicable regulations and rules of the Exchanges on which such transactions are executed.

         4. Delivery of Shares. Delivery of Shares sold in transactions of the types referred to in Section 3(a) hereof will take place through the book-entry processing of the Depository Trust Company ("DTC") deposit withdrawal at custodian ("DWAC") system on the date that is three Business Days (as defined below) after the "trade date" for the sale of such Shares, against delivery to the Company in same day funds of the purchase price for such Shares; provided, however, that the Company and the Agent may agree upon delivery of and payment for Shares sold in particular transactions at such other time and place and in such other manner as they may determine in accordance with the Procedures. The date of delivery to the Agent of Shares sold against delivery to the Company of funds in payment therefor is herein called the "Settlement Date." Delivery of Shares, and payment, for Shares sold pursuant to a Terms Agreement shall be made in accordance with such Terms Agreement. Except as may be otherwise determined by the NYSE, "Business Day" as used in this Agreement means any day on which the NYSE is open for business other than any such day on which banking institutions in New York City are authorized or obligated by law to close.

         5.   Representations  and  Warranties  of  the  Company.   The  Company
represents and warrants to the Agent that:

         (a) Filing of Registration Statement with Commission. A registration statement on Form S-3 (File No. 333-____) relating to the Shares, including a prospectus, has been filed with the Commission under the Securities Act of 1933, (the "Securities Act"), in accordance with Rule 415 of the published rules and

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regulations of the Commission (the "Regulations") under the Securities Act. Such registration statement has been declared effective by the Commission. References in this Agreement to the "Registration Statement" at a particular time are to such registration statement, as it may have been amended or supplemented at such time, including all exhibits thereto and all documents that at such time are
incorporated  by  reference  therein.   References  in  this  Agreement  to  the
"Prospectus" at a particular time are to the form of preliminary prospectus filed as a part of the Registration Statement at such time and, thereafter, to the prospectus first filed with the Commission pursuant to Rule 424(b) of the
Regulations   under  the  Securities  Act,  as  it  may  have  been  amended  or supplemented at such time, including all documents that at such time are incorporated by reference therein.

         (b) Registration Statement; Prospectus and Incorporated Documents. (i) The Registration Statement, at the date of this Agreement and any applicable Terms Agreement and at the Commencement Date, as it may be amended or supplemented at each such time, complies and will comply, as the case may be, in all material respects with the Securities Act and the Regulations thereunder; the Prospectus, at the date of this Agreement and any applicable Terms Agreement, at the date it is first filed pursuant to Rule 424(b) of the Regulations under the Securities Act and at the Commencement Date, as it may be amended or supplemented at each such time, complies and will comply, as the case may be, in all material respects with the Securities Act and the Regulations thereunder; (ii) the Registration Statement at the date of this Agreement and any applicable Terms Agreement and at the Commencement Date, as it may be amended or supplemented at each such time, does not and will not, as the case may be, contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading; the Prospectus, at the date of this Agreement and any applicable Terms Agreement, at the date it is first filed pursuant to Rule 424(b) of the Regulations under the Securities Act and at the Commencement Date, as it may be amended or supplemented at each such time, does not and will not, as the case may be, contain an untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided,

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however, that these representations and warranties do not apply to statements or omissions in such documents, based upon information furnished to the Company in writing by the Agent expressly for use therein; and (iii) the documents incorporated by reference in the Registration Statement or the Prospectus pursuant to Item 12 of Form S-3 of the Securities Act, at the time they were
filed  with  the  Commission,   complied  in  all  material  respects  with  the
requirements of the Exchange Act, and the Regulations thereunder.

         6. Covenants of the Company. The Company covenants and agrees that:

         (a) Filing of Prospectus with Commission; No Stop Order. The Company will cause the Prospectus, and any amendments or supplements thereto, to be filed with, or transmitted for filing to, the Commission in accordance with Rule 424(b) of the Regulations under the Securities Act and will notify the Agent immediately, and confirm such notice in writing, of the issuance by the Commission of any stop order under the Securities Act suspending the effectiveness of the Registration Statement or of the initiation of any proceedings for that purpose. The Company will make every reasonable effort to prevent the issuance by the Commission of any stop order and, if any such stop order shall at any time be issued, to obtain the lifting thereof at the earliest possible moment.

         (b) Amendments and Supplements. From the time solicitation regarding sale of the Shares is begun until all of the Shares have been sold (i) the Company will advise the Agent promptly of any proposal to amend or supplement the Registration Statement or the Prospectus by means of a post-effective amendment, sticker, or supplement (including a prospectus filed pursuant to Rule 424(b) of the Regulations under the Securities Act that differs from the Prospectus first filed pursuant to such Rule 424(b) but excepting post-effective amendments, supplements, and stickers relating solely to pricing, if any and incorporation of document(s) by reference into the Registration Statement or the Prospectus); (ii) the Company will afford the Agent a reasonable opportunity to comment on any such proposed post-effective amendment, sticker or supplement; and (iii) the Company will advise the Agent of the filing of any such post-effective amendment, sticker or supplement.

         (c) Copies of Registration Statement and Prospectus. The Company will promptly deliver to the Agent a fully executed copy of the Registration

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Statement as originally filed including documents  incorporated by reference and
of  all  amendments  thereto,   heretofore  or  hereafter  made,  including  any
post-effective amendment thereto (in each case including all exhibits filed therewith not previously furnished), including signed copies of each consent and certificate included therein or filed as an exhibit thereto, and will deliver to the Agent as many conformed copies of the foregoing (excluding the exhibits) as the Agent may reasonably request. The Company will deliver to the Agent from time to time during the period when the Prospectus is required to be delivered under the Securities Act, such number of copies of the Prospectus (including any amendments or supplements thereto), as the Agent may reasonably request for the purposes contemplated by the Securities Act and the Regulations thereunder.

         (d) Compliance with the Securities Act. During the period when the Prospectus is required to be delivered under the Securities Act, the Company will comply so far as it is able, and at its own expense, with all requirements imposed upon it by the Securities Act and by the Regulations thereunder, so far as necessary to permit the continuance of sales of or dealing in the Shares during such period in accordance with the provisions hereof and the Prospectus.

         (e) Changes of Material Fact. If the Company determines that any event relating to or affecting the Company shall occur as a result of which it is necessary to amend or supplement the Prospectus (as it may be amended or supplemented at such time) in order to make the Prospectus (as it may be amended or supplemented at such time) not misleading in the light of the circumstances existing at the time it is delivered to a purchaser, the Company will forthwith
(i) notify the Agent to suspend solicitations of offers to purchase, and offers for the sale of, the Shares (and, if so notified by the Company, the Agent shall forthwith suspend such solicitations and offers and cease using the Prospectus as supplemented or amended) and (ii) prepare and furnish to the Agent, without expense to the Agent, a reasonable number of copies of an amendment or amendments or a supplement or supplements to the Prospectus (as it may be amended or supplemented at such time) that will amend or supplement the Prospectus (as it may be amended or supplemented at such time) so that as amended or supplemented it will not include an untrue statement of a material fact or omit to state a material fact necessary in order to make the statements

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therein,  in the light of the circumstances  existing at the time the Prospectus
(as so amended or supplemented) is delivered to a purchaser, not misleading. For the purpose of this Section 6(e) the Company will furnish such information as the Agent may from time to time reasonably request.

         (f) Earnings Statement. Not later than 45 days after the end of the 12-month period beginning at the end of the fiscal quarter of the Company in which the Commencement Date occurs, the Company will make generally available to its security holders an earnings statement (which need not be audited) covering such 12-month period which will satisfy the provisions of Section 11(a) of the Act.

         (g) Blue Sky Qualification. During the period when the Prospectus is required to be delivered under the Act, the Company will use its best efforts to qualify the Shares for offer and sale under the blue sky laws of such jurisdictions as the Agent may reasonably designate, and will file and make in each year such statements or reports as are or may be reasonably required by the laws of such jurisdictions; provided, however, that the Company shall not be required to qualify as a foreign corporation or dealer in securities or to file any consents to service of process under the laws of any jurisdiction.

         (h) Payment of Expenses. Whether or not the transactions contemplated hereunder are consummated or this Agreement or any applicable Terms Agreement is terminated, the Company will pay all expenses incident to the performance of its obligations under this Agreement or such Terms Agreement, including (i) the preparation, printing and filing of this Agreement, such Terms Agreement, the
Registration Statement as originally filed and any amendments or supplements thereto, the preliminary prospectuses filed as a part thereof, the Prospectus and any amendments and supplements thereto and any documents incorporated by reference therein and, in each case, the exhibits thereto, in each case in quantities as required by the Agent under this Agreement, (ii) the issue and delivery of the Shares as provided in Section 4 hereof, (iii) the fees and expenses of the accountants, (iv) the expenses in connection with the qualification of the Shares under securities laws in accordance with the provisions of Section 6(g) hereof, including filing fees and the fees and disbursements of Counsel for the Agent in connection therewith and in connection with the preparation of any Blue Sky Survey, (v) the reasonable fees and

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expenses of Counsel for the Agent,  (vi) the  commissions and amounts payable in accordance with Section 3(c) hereof and (vii) any advertising and other out-of-pocket expenses of the Agent incurred with the approval of the Company. If this Agreement is terminated in accordance with the provisions of Section 7 or 12 hereof, the Company shall pay for reasonable fees and disbursements of Counsel for the Agent. The Company shall not in any event be liable to the Agent for damages on account of the loss of anticipated profits.

         7. Conditions of Agent's Obligations. The obligation of the Agent to solicit offers to purchase the Shares as agent of the Company, the obligation of any purchaser of Shares sold through the Agent as agent and the obligation of the Agent to purchase Shares pursuant to any Terms Agreement shall be subject at 10:00 A.M., New York City time, on __________1998, or at such later time and date as the Agent and the Company may agree upon (the "Commencement Date"), and at all times thereafter, to the accuracy in all material respects of the representations and warranties on the part of the Company herein contained and to the accuracy of the statements of the Company's officers made in any certificate furnished pursuant to the provisions hereof, to the performance and observance by the Company of all covenants and agreements herein contained and to the following additional conditions precedent:

         (a) Filing of Prospectus with Commission; No Stop Order; Regulatory Approvals. The Prospectus and any amendments or supplements thereto, shall have been filed with, or transmitted for filing to, the Commission in accordance with Rule 424(b) of the Regulations under the Securities Act; no stop order with respect to the effectiveness of the Registration Statement shall have been issued under the Securities Act by the Commission and no proceedings therefor shall have been instituted or, to the knowledge of the Company or the Agent shall be contemplated by the Commission.

         (b) Opinion of Counsel of the Company. On the Commencement Date and, if specified in any Terms Agreement, on the Settlement Date therefor, the Agent shall have received the favorable opinion dated as of the Commencement Date or such Settlement Date, as the case may be, of legal counsel for the Company, in form and substance satisfactory to Counsel for the Agent, to the effect that:

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                  (i) The Company and  Constellation  Holdings,  Inc.  have been duly incorporated and are validly existing as corporations in good standing under the law of the State of Maryland, with power and authority (corporate and other) to own their respective properties and conduct their respective businesses as described in the Prospectus; and the Company is duly qualified to do business as a foreign corporation in good standing in the Commonwealth of Pennsylvania and the District of Columbia, which are the only other jurisdictions in which the conduct of its business or the ownership of its properties requires such qualification and the failure to do so would have a material and adverse impact on its financial condition;

                  (ii) the Shares have been duly authorized and will, upon issuance and delivery thereof in compliance with this Agreement and against payment therefor pursuant to this Agreement, be duly authorized and issued, fully paid and non-assessable shares and the issuance of the Shares is not subject to preemptive rights;

                  (iii) the Shares conform as to legal matters with the statements concerning them in the Registration Statement and the Prospectus under the caption "DESCRIPTION OF COMMON STOCK";

                  (iv) this Agreement or such Terms Agreement, as the case may be, has been duly authorized, executed and delivered by the Company;

                  (v) the approval of the Public Service Commission of Maryland necessary for the valid issuance of the Shares by the Company pursuant to this Agreement has been obtained and continues in full force and effect and such counsel knows of no other approval of any other regulatory authority which is legally required for the valid offering, issuance, sale and delivery of the Shares by the Company under this Agreement (except that such opinion need not pass upon the requirements of state securities acts);

                  (vi) the Registration Statement has become effective under the
         Securities Act, and, to the best of such counsel's knowledge, no stop order suspending the effectiveness of the Registration Statement has been issued and no proceedings for that purpose have been instituted or are pending or contemplated under the Securities Act. The Registration Statement (as of its effective date) and the Prospectus (as of the date of this Agreement), and any amendments or supplements thereto, as of their respective effective or issue dates, appeared to comply as to form in all material respects with the requirements of Form S-3 under the Securities Act and the Regulations of the Commission thereunder. Such counsel has no reason to believe that either the Registration Statement or the Prospectus, or any such amendment or supplement, as of such respective dates, contained any untrue statement of a material fact or omitted to state any material fact required to be stated therein or necessary to make the statements therein not misleading. The descriptions in the Registration Statement and Prospectus of statutes, legal and governmental proceedings and contracts and other documents are accurate and fairly present the information required to be shown. Such counsel does not know of any legal or governmental proceedings required to be described in the Prospectus which are not described as required, nor of any contracts or documents of a character required to be described in the Registration Statement or Prospectus or to be filed as exhibits to the Registration Statement which are not described or filed as required. It is understood that such counsel need express no opinion as to the financial statements or other financial and statistical information contained in the Registration Statement or the Prospectus; and

                  (vii) the issuance, sale and delivery of the Shares as contemplated by this Agreement are not subject to the approval of the Commission under the provisions of the Public Utility Holding Company Act of 1935, as amended (the "1935 Act"), or if the Company is a registered holding company under the 1935 Act, the requisite approval of the Commission has been received and continues in full force and effect.

In rendering the above opinions, counsel for the Company may rely, as to matters of fact, to the extent deemed proper, on certificates of responsible officers of the Company, public officials, and Ballard, Spahr, Andrews & Ingersoll, a Pennsylvania counsel for the Company. References to the Prospectus in this
Section 7(b) include any amendments or supplements thereto at the date such opinion is rendered.

         (c) Opinion of Counsel for the Agent. On the Commencement Date and, if specified in any Terms Agreement, the Settlement Date therefor, the Agent shall have received the favorable opinion dated as of the Commencement Date or such Settlement Date, as the case may be, of Counsel for the Agent with respect to the matters set forth in subheadings (ii), (iii), (iv), (v) and, the second sentence of (vi) of paragraph (b) of this Section 7, and with respect to such other matters as the Agent may reasonably require. In rendering such opinion, Cahill Gordon & Reindel may rely, as to the incorporation of the Company, the approval of the Public Service Commission of Maryland required for the issuance, sale and delivery of the Shares, all other matters governed by the laws of the State of Maryland and the applicability of the 1935 Act upon the opinion of counsel for the Company referred to above, and, as to matters governed by the laws of the Commonwealth of Pennsylvania, upon an opinion of Ballard, Spahr, Andrews & Ingersoll.

         In addition, such counsel shall state that such counsel has participated in conferences with officers and other representatives of the Company, counsel for the Company, representatives of the independent public accountants of the Company and representatives of the Agent at which conferences the contents of the Registration Statement and the Prospectus and related matters were discussed; and, although such counsel is not passing upon and does not assume any responsibility for the accuracy, completeness or fairness of the statements contained in the Registration Statement and Prospectus (except as to the matters referred to in their opinion rendered pursuant to clause (iii) of paragraph (b) of this Section 7), on the basis of the foregoing (relying as to materiality to a large extent upon the opinions of officers, counsel and other representatives of the Company), no facts have come to the attention of such counsel which lead such counsel to believe that either the Registration Statement, as of its effective date, or the Prospectus, as of the date of this Agreement, and any amendments or supplements thereto, as of their respective effective or issue dates, contained an untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make such statements therein not misleading (it being understood that such counsel need make no comment with respect to the financial statements or other financial and statistical data included or incorporated by reference in the Registration Statement or Prospectus).

         (d) Comfort Letter. On the Commencement Date and, if specified in any Terms Agreement, the Settlement Date therefor, a letter dated as of the Commencement Date or such Settlement Date, as the case may be, from Coopers & Lybrand, confirming that they are independent public accountants within the meaning of the Securities Act and the Regulations thereunder with respect to the Company and stating in effect that:

                  (i) In their opinion, the consolidated financial statements and supporting schedules audited by them which are included in the Company's Form 10-K, which is incorporated by reference in the Registration Statement comply in form in all material respects with the applicable accounting requirements of the Securities Act and the Regulations thereunder and the Exchange Act and the Regulations thereunder;

                  (ii) On the basis of procedures specified in such letter (but not an audit in accordance with generally accepted auditing standards), including reading the minutes of meetings of the shareholders, the Board of Directors and the Executive Committee of the Company since the end of the year covered by the Form 10-K as set forth in the minute books through a specified date not more than five days prior to the Commencement Date, performing the procedures specified in Statement on Auditing Standards No. 71, Interim Financial Information, on the unaudited interim consolidated financial statements of the Company incorporated by reference in the Registration Statement, if any, and reading the latest available unaudited interim consolidated financial statements of the Company, and making inquiries of certain officials of the Company who have responsibility for financial and accounting matters as to whether the latest available financial statements not incorporated by reference in the Registration Statement are prepared on a basis substantially consistent with that of the audited consolidated financial statements incorporated in the Registration Statement, nothing has come to their attention that has caused them to believe that (1) any unaudited consolidated financial statements incorporated by reference in the Registration Statement do not comply in form in all material respects with the applicable requirements of the Securities
         Act and the Regulations thereunder and the Exchange Act and the Exchange Act Regulations thereunder or any material modifications should be made to those unaudited consolidated financial statements for them to be in conformity with generally accepted accounting principles;
         (2) at the date of the latest available balance sheet not incorporated by reference in the Registration Statement there was any change in the capital stock, change in long-term debt or decrease in consolidated net assets or common shareholders' equity as compared with the amounts shown in the latest balance sheet incorporated by reference in the Registration Statement, or for the period from the closing date of the latest income statement incorporated by reference in the Registration Statement to the closing date of the latest available income statement read by them there were any decreases, as compared with the corresponding period of the previous year, in operating revenues, operating income, net income, the ratio of earnings to fixed charges (measured on the most recent twelve month period), or in earnings per share of common stock except in all instances of changes or decreases that the Registration Statement discloses have occurred or may occur, or which are described in such letter; or (3) at a specified date not more than five days prior to the Commencement Date, there was any change in the capital stock or long-term debt of the Company or, at such date, there was any decrease in net assets of the Company as compared with amounts shown in the latest balance sheet incorporated by reference in the Registration Statement, [or for the period from the closing date of the latest income statement incorporated by reference in the Registration Statement to a specified date not more than five days prior to the Commencement Date, there were any decreases as compared with the corresponding period of the previous year, in operating revenues, operating income, net income or in earnings applicable to common stock,] except in all cases for instances of changes or decreases that the Registration Statement discloses have occurred or may occur, or which are described in such letter;

                  (iii) Certain specified procedures have been applied to certain financial or other statistical information (to the extent such information was obtained from the general accounting records of the Company) set forth or incorporated by reference in the Registration Statement and that such procedures have not revealed any disagreement between the financial and statistical information so set forth or incorporated and the underlying general accounting records of the Company, except as described in such letter; and

                  (iv) shall cover such other matters as the Agent shall reasonably request.

         (e) Certificate as to No Material Adverse Change, Etc. On the Commencement Date and on each Settlement Date in respect of a Terms Agreement, there shall not have been, since the respective dates as of which information is given in the Registration Statement and the Prospectus, except as may otherwise be stated therein or contemplated thereby, any material adverse change in the financial position or in the financial results of operations of the Company, and the Agent shall have received a certificate of the Company signed by the Chairman of the Board, the Chief Executive Officer, the Vice Chairman, the President, or any Vice President of the Company reasonably satisfactory to the Agent, dated as of the Commencement Date or, if specified in such Terms Agreement, the Settlement Date therefor, as the case may be, to the effect that to the best of their knowledge after reasonable investigation, and relying on opinions of counsel to the extent that legal matters are involved, (i) there has been no such material adverse change, (ii) the representations and warranties contained in this Agreement are true and correct in all material respects as of the Commencement Date or such Settlement Date, as the case may be, (iii) the Company has complied with all agreements and satisfied all conditions on its part to be performed or satisfied under this Agreement or such Terms Agreement, as the case may be, on or prior to the Commencement Date or such Settlement Date, as the case may be, and (iv) no stop order suspending the effectiveness of the Registration Statement has been issued and no proceedings for that purpose have been initiated or threatened by the Commission.

         (f) Other Documents. On the Commencement Date, and on each Settlement Date in respect of a Terms Agreement, Counsel for the Agent shall have been furnished with such documents and opinions as they may reasonably require for the purpose of enabling them to pass upon the issuance and sale of the Shares as herein contemplated and related proceedings, or in order to evidence the accuracy or completeness of any of the representations or warranties, or the fulfillment of any of the conditions, herein contained, and all proceedings taken by the Company in connection with the sale of the Shares as herein contemplated shall be satisfactory in form and substance to the Agent and Counsel for the Agent.

         (g) The Exchanges shall have approved for listing upon official notice of issuance, the Shares.

         In case any of the conditions specified above in this Section 7 shall not have been fulfilled, this Agreement or any applicable Terms Agreement may be terminated by the Agent upon mailing or delivering written notice thereof to the Company. Any such termination shall be without liability of either party to the other party except as otherwise provided in Section 6(h) hereof and except for any liability under Section 10 hereof.

         8. Suspension of Offers and Solicitations. At any time and from time to time after the Commencement Date (except any such time that the Agent owns any Shares purchased as principal that are held for resale to others in accordance with the terms of this Agreement), the Company may in its sole discretion orally instruct the Agent to suspend solicitations of offers to purchase, and offers for the sale of, the Shares as provided herein and in the Procedures. If at any such time, or at any time that the Company has otherwise notified the Agent to suspend such solicitations and offers under this Agreement, there shall be any sales of Shares by the Company not yet settled outstanding, the Company will promptly advise the Agent whether such sales may be settled and whether the Prospectus as then in effect may be delivered in connection with the settlement of such sales. If the Company determines that such sales may not be settled or that such Prospectus may not be so delivered, the Agent will use its best efforts to arrange for the cancellation of such sales, but the Company shall have the sole responsibility for, and shall hold the Agent harmless from, any losses, claims, damages or liabilities (and expenses in connection therewith) that may result from the inability to make settlement of such sales.

         9. Additional Representations and Warranties and Agreements of the Company. The Company represents and warrants and agrees that:

         (a) Affirmation of Representations and Warranties. Each authorization by the Company to the Agent to solicit offers to purchase the Shares as provided in the Procedures shall be deemed to be an affirmation that the representations and warranties of the Company contained in this Agreement are true and correct at the time of such authorization, and an undertaking that such representations and warranties will be true and correct at the time of delivery of and payment for Shares sold pursuant to such authorization as provided in Section 4 hereof, in each case as though made at and as of each such time (except that such representations and warranties shall be deemed to relate to the Registration Statement and the Prospectus as amended or supplemented to each such time).

        (b) From the time solicitation regarding the sale of the Shares is begun until all of the Shares have been sold, each time the Company (i) amends or supplements the Registration Statement or the Prospectus (other than in reference solely to prices of Shares) by means of a post-effective amendment, sticker, or supplement but not by means of incorporation of document(s) by reference into the Registration Statement or the Prospectus; (ii) files an annual report on Form 10-K under the Exchange Act; (iii) files its quarterly reports on Form 10-Q under the Exchange Act; and (iv) files a report on Form 8-K under the Exchange Act (the date of filing each of the aforementioned documents is referred to as a "Representation Date"); the Company shall furnish the Agent (but in the case of (iv) above only if requested by the Agent) with a certificate of the Chairman of the Board, the Chief Executive Officer, the Vice Chairman, President or any Vice President and a principal financial or accounting officer of the Company, in form satisfactory to the Agent, to the effect that on the Representation Date, to the best of their knowledge after reasonable investigation and relying upon opinions of counsel to the extent legal matters are involved, (i) the representations and warranties of the Company in this Agreement are true and correct in all material respects; (ii) the Company has complied with all agreements and satisfied all conditions on its part to be performed or satisfied hereunder at or prior to the Representation Date; (iii) no stop order suspending the effectiveness of the Registration Statement or of any part thereof has been issued and no proceedings for that purpose have been instituted or are contemplated by the Commission; and (iv) subsequent to the date of the most recent financial statements set forth or incorporated by reference in the Prospectus, there has been no material adverse change in the financial position or in the financial results of operations of the Company, except as set forth in or contemplated by the Prospectus or as described in such certificate.

        (c) From the time solicitation regarding the sale of the Shares is begun until all of the Shares have been sold, at each Representation Date referred to in Section 9(b) (i) or (ii) and, only if requested by the Agent, at each Representation Date referred to in Section 9(b) (iii) or (iv), the Company shall concurrently furnish the Agent with a written opinion or opinions of counsel for the Company, dated the Representation Date or the date of such filing, in form satisfactory to the Agent, to the effect set forth in Section 7(b) hereof, but modified, as necessary, to relate to the Registration Statement and the Prospectus as then amended or supplemented; provided, however, that in lieu of such opinion, counsel may furnish the Agent with a letter to the effect that the Agent may rely on a prior opinion delivered under Section 7(b) or this Section 9(c) to the same extent as if it were dated the date of such letter (except that statements in such prior opinion shall be deemed to relate to the Registration Statement and the Prospectus as amended or supplemented at such Representation
Date).

        (d) From the time solicitation regarding the sale of the Shares is begun until all of the Shares have been sold, at each Representation Date referred to in Section 9(b) (i) or (ii) and, only if requested by the Agent, at each Representation Date referred to in Section 9(b) (iii) or (iv), but in each case only if such documents referred to in Section 9(b) include additional financial information, the Company shall cause Coopers & Lybrand concurrently to furnish the Agent with a letter, addressed jointly to the Company and the Agent and dated the Representation Date or the date of such filing, in form and substance satisfactory to the Agent, to the effect set forth in Section 7(d) hereof but modified to relate to the Registration Statement and the Prospectus as amended or supplemented at such Representation Date, with such changes as may be necessary to reflect changes in the financial statements and other information derived from the accounting records of the Company; provided, however, that if the Registration Statement or the Prospectus is amended or supplemented solely to include financial information as of and for a fiscal quarter, Coopers & Lybrand may limit the scope of such letter to the unaudited financial statements included in such amendment or supplement unless there is contained therein any other accounting, financial or statistical information that, in the reasonable judgment of the Agent, should be covered by such letter, in which event such letter shall also cover such other information and procedures as shall be requested by the Agent.

     10. Indemnification. (a) Indemnification of the Agent. The Company will indemnify and hold harmless the Agent and each person, if any, who controls the Agent within the meaning of Section 15 of the Securities Act as follows:

                  (i) against any and all loss, liability, claim, damage and expense whatsoever, as incurred, arising out of any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement or documents incorporated by reference therein (or any amendment thereto), of the omission or alleged omission therefrom of a material fact required to be stated therein or necessary to make the statements therein not misleading or arising out of any untrue statement or alleged untrue statement of a material fact contained in any related preliminary prospectus, the Prospectus (or any amendment or supplement thereto) or the documents incorporated by reference therein, or the omission or alleged omission therefrom of a material fact necessary in order to make the statement therein, in the light of the circumstances under which they were made, not misleading, unless such untrue statement or omission or such alleged untrue statement or omission was made in reliance upon and in conformity with written information furnished to the Company by the Agent expressly for use in the Registration Statement (or any amendment thereto) or such preliminary prospectus or the Prospectus (or any amendment or supplement thereto); provided, however, that any such indemnity with respect to a Prospectus shall not inure to the benefit of the Agent (or of any person controlling the Agent) on account of any losses, liabilities, claims or damages arising from the sale of Shares to any person if any amendments or supplements to such Prospectus shall have been furnished to the Agent on a timely basis to permit the Agent to send or give to such person, with or prior to the written confirmation of such sale, a copy of such amended or supplemented Prospectus, except the documents incorporated by reference therein, and the untrue statement or omission of a material fact contained in such Prospectus and giving rise to such losses, liabilities, claims or damages was corrected in such amended or supplemented Prospectus (including the documents incorporated by reference therein);

                  (ii) against any and all loss, liability, claim, damage and expense whatsoever, as incurred, to the extent of the aggregate amount paid in settlement of any litigation, commenced or threatened or of any claim whatsoever based upon any such untrue statement or omission, or any such alleged untrue statement or omission, if such settlement is effected with the written consent of the Company; and

                  (iii) against any and all expense whatsoever, as incurred, in investigating, preparing or defending against any litigation, commenced or threatened, or any claim whatsoever based upon any such untrue statement or omission, or any such alleged untrue statement or omission, to the extent that any such expense is not paid under clause
         (i) or (ii) above.

         (b) Indemnification of Company. The Agent agrees to indemnify and hold harmless the Company, its directors, each of its officers who signed the Registration Statement, and each person, if any, who controls the Company within the meaning of Section 15 of the Act against any and all loss, liability, claim, damage and expense described in the indemnity contained in Section 10(a) hereof, as incurred, but only with respect to untrue statements or omissions, or alleged untrue statements or omissions, made in the Registration Statement (or any amendment thereto) or any preliminary prospectus or the Prospectus (or any amendment or supplement thereto) in reliance upon and in conformity with written information furnished to the Company by the Agent expressly for use in the Registration Statement (or any amendment thereto) or such preliminary prospectus or the Prospectus (or any amendment or supplement thereto).

         (c) General. Each indemnified party shall give prompt notice to each indemnifying party of any action commenced against it in respect of which indemnity may be sought hereunder, but failure so to notify an indemnifying party shall not relieve it from any liability except to the extent that it has been prejudiced in any material respect by such failure or from any liability that it may have to such indemnified party otherwise than on account of this indemnity agreement. In case any such action is brought against any indemnified party, and it notifies the indemnifying party of the commencement thereof, the indemnifying party will be entitled to participate therein and, to the extent that it may wish, jointly with any other indemnifying party similarly notified, to assume the defense thereof, with counsel satisfactory to such indemnified party (who may, with the consent of the indemnified party, be counsel to the indemnifying party), and after notice from the indemnifying party to such indemnified party of its election so to assume the defense thereof, the indemnifying party will not be liable to such indemnified party under this
Section for any legal or other expenses subsequently incurred by such indemnified party in connection with the defense thereof other than reasonable costs of investigation.

         (d) If recovery is not available under the foregoing indemnification provisions of this Section 10 for any reason other than as specified therein, the parties entitled to indemnification by the terms thereof shall be entitled to contribution to liabilities and expenses, except to the extent that contribution is not permitted under Section 11(f) of the Act. In determining the amount of contribution to which the respective parties are entitled, there shall be considered the relative benefits received by each party from the offering of the Shares (taking into account the portion of the proceeds of the offering realized by each), the parties' relative knowledge and access to information concerning the matter with respect to which the claim was asserted, the opportunity to correct and prevent any statement or omission, and any other equitable considerations appropriate under the circumstances. The Company and the Agent and such controlling persons agree that it would not be equitable if the amount of such contribution were determined by pro rata or per capita allocation (even if the Agent and such controlling persons were treated as one entity for such purpose). Notwithstanding the provisions of this subsection (d), no Agent or controlling person shall be required to make contribution hereunder which in the aggregate exceeds the total public offering price of the Shares distributed to the public through it pursuant to this Agreement or upon resale of Shares purchased by it from the Company, less the aggregate amount of any damages which the Agent or such controlling person has otherwise been required to pay in respect to the same claim or substantially similar claim. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation.

         (e) Confirmation of Certain Statements. The Agent confirms that the statements with respect to the public offering of the Shares set forth on the cover page of, and the statements under the caption "Plan of Distribution" in, the Prospectus are correct and were furnished in writing to the Company by the Agent for inclusion in the Prospectus.

         11. Survival of Representations and Warranties and Agreements. The indemnity and other agreements of the Company and the Agent contained in Sections 6(h) and 10 hereof and the representations, warranties and other statements of the Company set forth in this Agreement or made by the Company pursuant to this Agreement shall remain in full force and effect, regardless of
(a) any termination of this Agreement or any Terms Agreement, (b) any investigation made by or on behalf of the Agent or any of its controlling persons or by or on behalf of the Company or any of its officers, directors or controlling persons and (c) acceptance of delivery of and payment for Shares sold hereunder.

     12. Termination. (a) Termination of this Agreement.This Agreement may be terminated at any time by either party hereto upon the giving of written notice of such termination to the other party hereto effective at the close of business on the date such notice is received.


         (b) Termination of a Terms Agreement. The Agent may, by notice to the Company, terminate a Terms Agreement if, at any time after the date of this Agreement and at or prior to the Settlement Date in respect thereof, (i) there shall have occurred any change or any development involving a prospective change not contemplated by the Prospectus in or affecting particularly the business or properties of the Company which, in the reasonable judgment of the Agent, materially impairs the investment quality of the Shares, or (ii) trading in securities generally on the New York Stock Exchange shall have been suspended or limited, other than a temporary suspension in trading to provide for an orderly market, or minimum prices have been established on such Exchange, a banking moratorium shall have been declared either by New York State or Federal authorities or there shall have occurred an outbreak or material escalation of hostilities or other calamity or crisis, the effect of which on the financial markets of the United States is such as to make it, in the Agent's judgment, impracticable to market the Shares.


         (c) General. In the event of any termination under Section 12(a) or 12(b) hereof, neither party will have any liability to the other party hereto, except that (i) the Agent shall be entitled to any commission earned in accordance with Section 3(c) hereof, (ii) if at the time of termination (A) the

Agent shall own any Shares purchased pursuant to a Terms Agreement with the intention of reselling them or (B) an offer to purchase any of the Shares has been accepted by the Company but the time of delivery to the purchaser or his agent of the Shares relating thereto has not occurred, the covenants set forth in Sections 6 and 9 hereof shall remain in effect until such Shares have been resold or delivered, as the case may be and (iii) the covenants set forth in Sections 6(f) and 6(h) hereof, the indemnity and contribution agreement set forth in Section 10 hereof and the provisions of Sections 11 and 16 hereof shall remain in effect.

         13. Notices. Except as otherwise specifically provided herein or in the Procedures, all statements, instructions, requests, notices and advances hereunder and under any applicable Terms Agreement shall be in writing (or by telephone or telefax if subsequently confirmed in writing), and shall be deemed to have been duly given if mailed, delivered or transmitted by any standard form of telecommunication to (a) in the case of the Agent, Smith Barney Inc., 390 Greenwich Street, New York, New York 10013, Attention: Robert G. Leonard, Telefax No.: 212-816-7949, with, in the case of instructions given by the Company pursuant to Section 2(a) or 8 hereof, and (b) in the case of the Company, Baltimore Gas and Electric Company, 39 W. Lexington Street, Baltimore, Maryland, 21201, Attention: T. E. Ruszin, Jr., Treasurer, Telefax No.:
410-234-5367.

         14. Parties. This Agreement and any applicable Terms Agreement shall inure solely to the benefit of the Company and the Agent and, to the extent provided in Sections 10 and 11 hereof, to any officer or director of the Company or to any person who controls the Company or the Agent, and their respective successors. No other person, partnership, association or corporation shall acquire or have any right under or by virtue of this Agreement or any Terms Agreement. The term "successors" shall not include any purchaser of any Shares merely because of such purchase. The respective rights and obligations of the Company and the Agent hereunder may not be assigned, transferred or contracted to another.

         15. Arm's Length Dealing. This Agreement and any applicable Terms Agreement have been negotiated at arm's length between the Agent and the Company, which regularly issues and sells securities in the public markets through investment bankers, and the relationship created hereby or thereby is not intended to be one of customer and member as the term "customer" is used in the provisions pertaining to the protection of customers of the articles, bylaws, rules, regulations and policies of the NYSE or the National Association of Securities Dealers, Inc.

         16. Governing Law. This Agreement and any Terms Agreement shall be governed by and construed in accordance with the laws of the State of New York without regard to principles of conflict of law.

         17. Captions. Captions to Sections of this Agreement are included for convenience of reference only and shall not constitute a part of this Agreement for any other purpose or in any way affect the meaning of any provisions of this Agreement.

         If the foregoing is in accordance with your understanding of our agreement, please sign and return to the Company a counterpart hereof, whereupon this instrument along with all counterparts will become a binding agreement between the Agent and the Company in accordance with its terms.


                                            Very truly yours,

                                            BALTIMORE GAS AND ELECTRIC COMPANY


                                             By
                                             Title: Vice President



Confirmed, accepted and agreed, as of the date first above written:

SMITH BARNEY INC.


By
   Title:

                                                             EXHIBIT A



                       BALTIMORE GAS AND ELECTRIC COMPANY
                          3,000,000 Shares Common Stock
                           Continuous Offering Program
           Volume and Pricing Parameters for Offers and Solicitations

                                               [Date]


Smith Barney Inc.
390 Greenwich Street, 5th Floor
New York, New York 10013


Ladies and Gentlemen:

         The Company hereby instructs you to commence solicitations of offers to purchase, and offers for the sale of, up to an additional ___________ shares of the Company's Common Stock, in accordance with the terms of the Sales Agency Agreement, at prices not less than $_____ per share, or such higher prices as we verbally communicate to you.

         In addition, the sales price must be (1)equal to or greater than the prior day's closing price on the New York Stock Exchange less $0.50 and (2) equal to or greater than the sale or bid price, whichever is lower, as reported on the New York Stock Exchange immediately prior to pricing less $0.50.

         Including the above mentioned ________ shares, __________ shares remain to be issued under the Continuous Offering Program.

         The Company reserves the right, in its sole discretion, to instruct you, at any time after the date hereof to suspend such solicitations and sales for any period of time or permanently in accordance with the provisions of the Sales Agency Agreement.

                       BALTIMORE GAS AND ELECTRIC COMPANY


                                          By:
                                          Vice President

                                                             EXHIBIT B





                       BALTIMORE GAS AND ELECTRIC COMPANY

                           [ ] Shares of Common Stock


                                 Terms Agreement


                                                   [Date]

Smith Barney Inc.
390 Greenwich Street
New York, NY  10013


Ladies and Gentlemen:

         Pursuant to the terms and conditions set forth in the Sales Agency Agreement, dated __________, 1998, between Baltimore Gas and Electric Company (the "Company") and you (the "Agent") and the additional terms set forth below, you are to purchase _______ shares of the Company's Common Stock (the "Shares").

         Purchase Price per Share:

         Public Offering Price per Share:

         Settlement Date and Time:

         Form of Settlement:

         Additional Terms:

[If agreed to by you and the Company prior to the execution hereof: the Company will not, between the date hereof and the Settlement Date and Time set forth above, without your prior consent, offer or sell, or enter into any agreement to sell, any of its Common Stock, except pursuant to the Company's Dividend

Reinvestment and Stock Purchase Plan and Employee Savings Plan.]

[Indicate whether the Company authorizes you to utilize a selling or dealer group in connection with the resale of the Shares as required by Section 2(b) of the Sales Agency Agreement.]

[Indicate whether the legal opinion, accountant's letter and/or the officer's certificate described in Sections 7(b), 7(c), 7(d) and 7(e), respectively, of the Sales Agency Agreement will or will not be required.]





                              BALTIMORE GAS AND ELECTRIC COMPANY


                              By______________________________
                                     Title:


Confirmed, accepted, and agreed, as of the date first above written:

Smith Barney Inc.


By_____________________________________
         Title:

                                                       EXHIBIT C



                       BALTIMORE GAS AND ELECTRIC COMPANY

                             Common Stock Procedures




         Pursuant to the Sales Agency Agreement dated as of ____________, 1998 (the "Sales Agency Agreement") between Baltimore Gas and Electric Company (the "Company") and Smith Barney Inc., as exclusive sales agent (the "Agent"), up to 3,000,000 shares of the Company's Common Stock are being offered and sold. Capitalized terms used herein and not otherwise defined herein shall have the meanings ascribed to them in the Sales Agency Agreement.

         The Shares have been registered with the Commission under the Securities Act. Harris Trust and Savings Bank acts as transfer agent and registrar for the Common Stock (together with any successor transfer agent or registrar, the "Transfer Agent").

         Administrative procedures and specific terms of the offering are explained below. Administrative responsibilities, accountable document control and record-keeping responsibilities will be performed by the Company's Finance Department. The Company will advise the Agent in writing of those persons handling administrative responsibilities with whom the Agent is to communicate regarding offers to purchase Shares and the details of their delivery.

      I. Acceptance of                 The  Company  will  have  the sole  right
         Orders;                       to   give  orders  to  sell,  and  accept
         Authorized                    offers to purchase, Shares.  Instructions
         Persons:                      regarding offers and sales of Shares will
                                       be given for the Company  by D. A. Brune,
                                       T. E. Ruszin or by another specifically named authorized representative of the
                                       Company.

                                       Such instructions will be accepted at the
                                       Agent by Robert G. Leonard, or by another
                                       specifically       named       authorized
                                       representative  of the Agent.  Offers and
                                       sales of the  Shares  will be made  under
                                       volume and price parameters and with such
                                       commissions  as agreed  upon  between the
                                       Company   and  the   Agent.   Offers  not
                                       complying   with  such   terms   will  be
                                       communicated telephonically by the Agent to the authorized representative of the Company, including specific prices on "block" transactions. The Company may reject any offer to purchase Shares in whole or in part. The Agent may reject any offer to purchase Shares in whole or in part in the reasonable exercise of its discretion.


      II.  Settlement:                 Settlement  will  occur  on   the  third
                                       Business  Day   after  the  Trade  Date.
                                       Delivery  of  Shares  will  take   place
                                       through the book-entry  processing of the
                                       Depository   Trust  Company  ("DTC") DWAC
                                       system (deposit withdrawal at custodian).
                                       Another   time ,   place  or  method  of
                                       settlement   (e.g.,  same day for  cash"
                                       sales)  may  be  specified  if   mutually
                                       agreed  upon in  writing   by  authorized
                                       representatives of the Company and the Agent.


    III.Denominations:                 Since  delivery of Shares will take place
                                       through   DWAC,   a  single   certificate
                                       evidencing  the  Shares  for  each  day's
                                       transactions  will be  registered  in the
                                       name  of DTC or a  nominee  of  DTC.  The
                                       Transfer     Agent    will    hold    all
                                       certificates.

    IV. Details for                    With regard to Shares sold by the Company
        Settlement:                    through the Agent,  on any day, the Agent
                                       will advise the Company by telephone of the following key details of any transactions that take place by the end of such day:

                                       1. The number of Shares sold.

                                       2. The prices at which Shares were sold.

                                       3. The  commissions  payable to the Agent
                                          by the Company.

                                       4. Other  applicable  charges,  such  as
                                          transfer   taxes   and   fees  of  the
                                          Commission.

                                       5. The net proceeds payable to the
                                          Company.

                                       6. The Settlement Date or Dates.

                                    The Agent will confirm the foregoing key details by facsimile transmission within one Business Day after the Trade Date (See Part V below).

                                    After receiving the key details by facsimile
                                    transmission  from the  Agent,  the  Company
                                    will promptly  notify the Transfer  Agent in
                                    writing  of the  number of  Shares  sold and
                                    instruct   the   Transfer   Agent,   on  the
                                    Settlement   Date,   to   accept   the  DWAC
                                    transaction for the settlement of the Shares sold.

                                    On the Settlement Date, the following events will take place:

                                    1.      Within   the   Company's   brokerage
                                            account at the  Agent,  a trade will
                                            settle  representing the Shares sold
                                            and the net proceeds  payable to the
                                            Company.

                                    2.      The  Agent  will   initiate  a  DWAC
                                            transaction  to  credit  the  Shares
                                            sold to its DTC participant account.

                                    3.      The Transfer Agent will subsequently
                                            accept the DWAC  transaction for the
                                            appropriate  number of such  Shares,
                                            per  written  instructions  from the
                                            Company as noted above.

                                    4.      Simultaneously with the Shares being
                                            credited    to   the   Agent's   DTC
                                            participant  account, the Agent will
                                            release from the Company's brokerage
                                            account   at  the   Agent   the  net
                                            proceeds   from   the  sale  of  the
                                            Shares.

                                    5.      The Agent will wire transfer the net
                                            proceeds as the Company may direct.

                                    The Company will notify the NYSE quarterly of the number of outstanding shares and give the NYSE any other notice of the issue of Shares as may be required by the NYSE.

    V. Confirmation:                For each order to purchase Shares  solicited
                                    by the  Agent  and accepted  by or on behalf
                                    of the  Company,  the  Agent  will  issue a
                                    written  confirmation  by  facsimile
                                    transmission within one  Business  Day after
                                    the Trade Date to Baltimore Gas and Electric
                                    Company,  39  W.  Lexington   Street,   Room
                                    800, Baltimore,  Maryland  21201, Attention:
                                    T. E. Ruszin, Jr. Treasurer containing the key details listed above.

    VI. Delivery of                 The Company will deliver (through  DWAC) the
        of the Shares:              Shares  sold to  Agent only  against payment
                                    therefor as specified in Section 4 of the Sales Agency Agreement and as set forth in

                                   "Details for  Settlement"   under  Part   IV
                                   of   these   Procedures.   See  "Delivery of
                                   Prospectus" under Part IX of these Procedures as to the requirement to deliver a current Prospectus with sale transactions.

    VII. Fails:                    Failure  to  make  payment  when  due will be
                                   subject  to  the  regulations  and  rules  of
                                   the  NYSE, as applicable, and  the provisions
                                   of  Section  2(a)  of   the   Sales    Agency
                                   Agreement.

    VIII.Suspension of             The  Company  may   instruct   the  Agent  to
         Solicitation,             commence  or  suspend solicitations of offers
         Amendment or              to  purchase,  and  offers for the  sale  of,
         Supplement:               Shares  at any  time in  accordance  with the
                                   Sales Agency  Agreement.    Upon  receipt  of
                                   such  instructions   to  suspend,  the  Agent
                                   will  immediately  suspend  such   activities
                                   until  such  time as the  Company has advised
                                   the Agent   that  such   activities   may  be
                                   resumed.  If the Company decides to amend  or
                                   supplement the Registration Statement or  the
                                   Prospectus,   it  will  promptly  advise  the
                                   Agent and will  furnish  the Agent  with  the
                                   proposed   amendment   or   supplement     as
                                   provided  in  the  Sales   Agency  Agreement.
                                   In the event  that at the  time   the   Agent
                                   suspends   such   activities  there  shall be
                                   any sales not yet  settled  outstanding,  the
                                   Company will, consistent with its obligations
                                   under the Sales  Agency   Agreement, promptly
                                   advise the Agent whether such sales may be settled and whether copies of the Prospectus as in effect at the time of the suspension may be delivered in connection with the settlement of such sales.

                                    Subject  to  the  preceding  paragraph,  the
                                    Agent  shall  have  the  right  in  its sole
                                    discretion,  upon  notice   thereof  to  the
                                    Company, to commence or suspend at any time offers to sell and solicitations of offers to buy the Shares.

      IX. Delivery of Prospectus:      Prior  to  any  auction  market  sales of
                                       Shares  on   the  NYSE,   copies  of  the
                                       Prospectus as most recently amended or supplemented must be filed with such Exchange pursuant to Rule 153 of the Regulations under the Act. A copy of the

                                       Prospectus  as   most   recently  amended
                                       or supplemented  must also accompany each
                                       written  confirmation of a sale of Shares
                                       by the Agent to a customer of the  Agent,
                                       or of a  sale  of  Shares by the Agent as
                                       principal,  in each case  otherwise  than
                                       in the  auction  market.  As used  above,
                                       the term  Prospectus does not include any
                                       documents   incorporated   by   reference
                                       therein.

      X. Payment of Selling           The Agent will send a written confirmation
         Selling                      by   facsimile  transmission   within  one
         Commissions,                 Business Day after the Trade Date  to  the
         Transfer                     Company with respect  to  each transaction
         Taxes and                    setting  forth  the  selling  commissions,
         Fees of the                  transfer  taxes and fees of the Commission
         Commission:                  payable  in  connection   therewith.  Such
                                      amounts are  obligations  of  the  Company
                                      and  will be  "netted"   against  proceeds
                                      paid  to the  Company  on  the  applicable
                                      Settlement Date.

      XI. Advertising                 The Company will  determine with the Agent
          Costs:                      the  amount  of  advertising  that  may be
                                      appropriate  in offering the Common Stock.
                                      Advertising expenses will be paid by the Company.